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Exhibit 2.1

        Articles of Incorporation
Pursuant to Article 3.02
Texas Business Corporation Act

Article 1—Corporate Name

The name of the corporations is as set forth below

TexCom, Inc.

Article 2—Registered Agent and Registered Office

X B. The initial registered agent is an individual resident of the state whose name is set forth below:

First Name	M.I.	Last Name
Henry		Schulle

C. The business address of the registered agent and registered office address is:

Street Address	City	State	Zip Code
3600 South Gessner Road, Suite 200	Houston	TX	77063

Article 3—Directors

The number of directors constituting the initial board of directors and the names and addresses of the person or persons who are to serve as directors until the first annual meeting of shareholders or until their successors are elected and qualified are as set forth below:

Director 1: First Name	M.I.	Last Name
Henry		Schulle

Street Address	City	State	Zip Code
3600 South Gessner Road, Suite 200	Houston	TX, USA	77063

Article 4—Authorized Shares

The total number of shares the corporation is authorized to issue and the par value of each such shares, or a statement that such shares are without par value is set forth below:

Number of Shares	Par Value	Class	Series

100,000,000	X A. has a par value of $0.001	Common

20,000,000	X A. has a par value of $1.00	Preferred

Article 5—Duration

The period of duration is perpetual.

Article 6—Purpose

The purpose for which the corporation is organized is for the transaction of any and all lawful business for which corporations may be incorporated under the Texas Business Corporation Act.

Effective Date of Filing

X A. The document will be effective when the document is filed with the secretary of state.

Incorporator

The name and address of the incorporator is set forth below.
Henry Schulle	3600 South Gessner Road # 200, Houston, Texas 77063

EXECUTION

The undersigned incorporate signs these articles of incorporation subject to the penalties imposed by law for the submission of a false or fraudulent document.

Henry Schulle
Signature of Incorporator

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  Exhibit 2.1